INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2022
New License Agreements drive 42% Increase in YoY Revenue
WILMINGTON, DE. - August 4, 2022 - InterDigital, Inc. (NASDAQ:IDCC), a mobile and video technology research and development company, today announced results for the quarter ended June 30, 2022.
“Our success in executing across all parts of the business helped us to again deliver an excellent financial performance in the second quarter as we saw outstanding growth in revenue and net income driven by several new license agreements,” said Liren Chen, President and CEO of InterDigital. “While we continue to see considerable upside in our core smartphone market, our recent track record demonstrates our success in converting opportunities outside of the smartphone space into new revenue.”
Second Quarter 2022 Financial Highlights
•Total revenue of $124.7 million increased 42% from $87.7 million in second quarter 2021. Recurring revenue was $100.1 million, compared to recurring revenue of $78.1 million in second quarter 2021. The year-over-year increase was driven by new patent license agreements, including two agreements signed in second quarter 2022. Second quarter 2022 revenue included record levels of combined revenue from the consumer electronics, automotive, and IoT markets.
•Operating expenses were $74.8 million, compared to $90.9 million in second quarter 2021. The majority of this decrease was driven by the benefits realized from restructuring actions the company initiated in 2021.
•Income from operations was $49.9 million as compared to an operating loss of $3.1 million in second quarter 2021.
•Net income1 was $21.1 million, or $0.69 per diluted share, compared to net income of $1.6 million, or $0.05 per diluted share, in second quarter 2021. Second quarter 2022 net income was impacted by a one-time $11.2 million refinancing charge.
•Adjusted EBITDA2 increased 119% to $77.8 million compared to $35.6 million in second quarter 2021.
•The company repurchased 1.2 million shares of its common stock for $74.4 million in connection with a refinancing of its convertible debt.
Near Term Outlook
The company expects recurring revenue for third quarter to be between $96 and $100 million. This revenue guidance covers existing agreements and does not include the potential impact of any additional new patent licenses, technology solutions or patent sale agreements that may be signed, or any arbitration or dispute resolutions that may occur, during the balance of third quarter 2022.
The company expects third quarter operating expenses will be in the range of $76 to $80 million. In addition, the company expects non-operating expenses, comprised of interest expense and other income (expense), will be in the range of $6 to $8 million and the effective tax rate will be in the range of 25% to 27%.
Conference Call Information
InterDigital will host a conference call on Thursday, August 4, 2022 at 10:00 a.m. ET to discuss its second quarter 2022 financial performance and other company matters.
For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference call, visit www.interdigital.com and click on “Dial In Registration” on the Investors page. Registration is necessary to obtain a dial in phone number and PIN to join.
An Internet replay of the conference call will be available on InterDigital’s website under Events in the Investor’s section. The replay will be available for one year.

About InterDigital®
InterDigital develops mobile and video technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry’s most critical and complex technical challenges, inventing solutions for more efficient broadband networks, better video delivery, and richer multimedia experiences years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world’s leading technology companies. Founded in 1972, InterDigital is listed on Nasdaq.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that we will continue to be able to execute strongly on our business during the ongoing COVID-19 pandemic. Words such as “believe,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “goal,” “could,” "would," "should," "if," "may," "might," "future," "target," "trend," "seek to," "will continue," "predict," "likely," "in the event," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are made on the basis of management’s current views and assumptions and are not guarantees of future performance. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results, and actual events that occur, to differ materially from results contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) unanticipated delays, difficulties or accelerations in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with our roadmap; (v) our ability to commercialize our technologies and enter into customer agreements; (vi) the failure of the markets for our current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of our technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on us of, the 2017 Tax Cuts and Jobs Act, as well as further guidance that may be issued regarding such act; (ix) risks related to the potential impact of new accounting standards on our financial position, results of operations or cash flows; (x) failure to accurately forecast the impact of our restructuring activities on our financial statements and our business; (xi) the resolution of current legal proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal proceedings or adverse rulings in such proceedings; (xii) the timing and impact of potential administrative and legislative matters; (xiii) changes or inaccuracies in market projections; (xiv) our ability to obtain liquidity though debt and equity financings; (xv) the potential effects that the ongoing COVID-19 pandemic and/or general economic or other conditions could have on our financial position, results of operations and cash flows; and (xvi) changes in our business strategy.
We undertake no duty to revise or update publicly any forward-looking statement for any reason, except as otherwise required by law.

Footnotes
1    Throughout this press release, net income and diluted earnings per share (“EPS”) are attributable to InterDigital, Inc. (e.g., after adjustments for non-controlling interests), unless otherwise stated.
2    Adjusted EBITDA is a supplemental non-GAAP financial measure that InterDigital believes provides investors with important insight into the company's ongoing business performance. InterDigital defines Adjusted EBITDA as net income attributable to InterDigital, Inc. plus net loss attributable to non-controlling interest, income tax (provision) benefit, other income (expense) & interest expense, depreciation and amortization, share-based compensation, and other items. Other items may include restructuring costs, impairment charges and other non-recurring items. InterDigital’s computation of Adjusted EBITDA might not be comparable to Adjusted EBITDA reported by other companies. The presentation of Adjusted EBITDA, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure, is provided below.
3    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company’s ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period. InterDigital defines free cash flow as net cash used in operating activities less purchases of property and equipment and capitalized patent costs. InterDigital’s computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of free cash flow, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure, is provided below.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
REVENUES:
Variable patent royalty revenue	$7,673	$7,323	$16,718	$14,419
Fixed-fee royalty revenue	91,756	69,296	181,599	138,592
Current patent royalties	99,429	76,619	198,317	153,011
Non-current patent royalties	24,556	9,586	26,747	13,367
Total patent royalties	123,985	86,205	225,064	166,378
Current technology solutions revenue	672	1,530	911	3,720
Total Revenue	$124,657	$87,735	$225,975	$170,098

OPERATING EXPENSES:
Patent administration and licensing	45,417	40,970	87,512	77,544
Development	17,086	21,870	34,698	44,453
Selling, general and administrative	9,516	14,799	20,400	26,016
Restructuring activities	2,738	13,245	3,280	13,245
Total Operating expenses	74,757	90,884	145,890	161,258

Income (loss) from operations	49,900	(3,149)	80,085	8,840

INTEREST EXPENSE	(6,272)	(6,666)	(11,787)	(13,656)
OTHER (EXPENSE) INCOME, NET	(15,016)	3,039	(16,021)	3,763
Income before income taxes	28,612	(6,776)	52,277	(1,053)
INCOME TAX PROVISION	(8,028)	(21)	(13,989)	(1,786)
NET INCOME	$20,584	$(6,797)	$38,288	$(2,839)
Net loss attributable to noncontrolling interest	(485)	(8,415)	(775)	(10,028)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$21,069	$1,618	$39,063	$7,189
NET INCOME PER COMMON SHARE — BASIC	$0.69	$0.05	$1.28	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	30,413	30,804	30,557	30,820
NET INCOME PER COMMON SHARE — DILUTED	$0.69	$0.05	$1.26	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	30,710	31,189	30,992	31,192
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35	$0.70	$0.70

SUMMARY CONSOLIDATED CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Income before income taxes	$28,612	$(6,776)	$52,277	$(1,053)
Taxes paid	(1,014)	(465)	(4,363)	(4,793)
Non-cash expenses	38,904	35,557	65,070	59,390
Change in deferred revenue	(76,959)	(63,230)	(127,700)	(86,659)
Change in operating working capital, deferred charges and other	(23,311)	7,655	(37,024)	(3,986)
Purchases of property and equipment and capitalized patent costs	(11,876)	(11,176)	(22,085)	(21,165)
FREE CASH FLOW [3]	(45,644)	(38,435)	(73,825)	(58,266)

Long-term investments	—	—	—	(1,091)
Proceeds from issuance of convertible senior notes	460,000	—	460,000	—
Purchase of convertible bond hedge	(80,500)	—	(80,500)	—
Proceeds from issuance of warrants	43,700	—	43,700	—
Payments on long-term debt	(282,499)	—	(282,499)	—
Proceeds from hedge unwind	11,851	—	11,851	—
Payment for warrant unwind	(3,837)	—	(3,837)	—
Payments of debt issuance costs	(8,726)	—	(8,726)	—
Repurchase of common stock	(74,445)	(5,391)	(74,445)	(11,141)
Net proceeds from exercise of stock options	—	3,632	1,226	4,369
Non-controlling interest contribution	—	—	1,500	—
Non-controlling interest distribution	—	—	—	(1,109)
Taxes withheld upon restricted stock unit vestings	(707)	(711)	(5,733)	(3,673)
Dividends paid	(10,803)	(10,739)	(21,544)	(21,525)
Unrealized loss on short-term investments	(2,139)	(115)	(3,469)	(675)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND SHORT-TERM INVESTMENTS	$6,251	$(51,759)	$(36,301)	$(93,111)

SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	JUNE 30, 2022	DECEMBER 31, 2021
ASSETS
Cash, cash equivalents and short-term investments	$900,609	$941,627
Accounts receivable, net	48,801	31,113
Prepaid and other current assets	86,393	77,545
Property & equipment and patents, net	382,948	376,962
Other long-term assets, net	198,744	200,909
TOTAL ASSETS	$1,617,495	$1,628,156
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities, taxes payable & dividends payable	$64,490	$79,888
Current deferred revenue	168,461	291,673
Long-term deferred revenue	45,075	19,463
Long-term debt & other long-term liabilities	654,225	484,215
TOTAL LIABILITIES	932,251	875,239
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	678,769	745,239
Noncontrolling interest	6,475	7,678
TOTAL EQUITY	685,244	752,917
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,617,495	$1,628,156

RECONCILIATION OF NON-GAAP MEASURES

The table below presents a reconciliation of Adjusted EBITDA to net income attributable to InterDigital, Inc., the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Income attributable to InterDigital, Inc.	$21,069	$1,618	$39,063	$7,189
Net loss attributable to non-controlling interest	(485)	(8,415)	(775)	(10,028)
Income tax provision	8,028	21	13,989	1,786
Other income (expense) & interest expense	21,288	3,627	27,808	9,893
Depreciation and amortization	21,154	19,689	40,436	39,550
Share-based compensation	3,977	3,775	9,363	5,928
Other items(a)	2,738	15,245	3,280	15,245
Adjusted EBITDA	$77,769	$35,560	$133,164	$69,563
(a)    Other items in the above table includes $2.7 million and $3.3 million of restructuring costs during the three and six months ended June 30, 2022, respectively, and $13.2 million of restructuring costs and $2.0 million of additional non-recurring personnel-related costs expenses related to new employee agreements during both the three and six months ended June 30, 2021.
The table below presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net cash used in operating activities	$(33,768)	$(27,259)	$(51,740)	$(37,101)
Purchases of property and equipment	(425)	(550)	(762)	(937)
Capitalized patent costs	(11,451)	(10,626)	(21,323)	(20,228)
Free cash flow[3]	$(45,644)	$(38,435)	$(73,825)	$(58,266)

CONTACT:	InterDigital, Inc.
Email: investor.relations@interdigital.com
+1 (302) 300-1857